EXHIBIT 10.17

EXECUTION VERSION

SECOND AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT, dated as of July 19, 2007 (the “Amendment”), is among CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING INTERNATIONAL, LLC) (the “Borrower”), a New York limited liability company having its principal place of business at One Maynard Drive, Park Ridge, New Jersey 07656, DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York (“Deutsche Bank”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia” and, together with Deutsche Bank, the “Lenders” and each a “Lender”), DEUTSCHE BANK SECURITIES INC., a corporation organized under the laws of the State of Delaware, and WACHOVIA CAPITAL MARKETS LLC, a limited liability company organized under the laws of the State of Delaware, as the joint lead arrangers (each, a “Joint Lead Arranger” and collectively, the “Joint Lead Arrangers”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, as administrative agent for itself and such other lending institutions (the “Agent”).

WITNESSETH:

WHEREAS, the parties hereto have previously entered into that certain Revolving Credit Agreement, dated as of August 24, 2006 (as the same may be amended, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement, as amended by this Amendment.

2. Amendment to the Agreement. Effective as of the execution and delivery of this Amendment, the following sections of the Agreement are hereby amended as follows:

(a) The definition of “Additional Securitization Entity” in Section 1.1 of the Agreement is hereby amended by adding, immediately following “Subsidiaries” in the first line thereof, “(i) CLIF II, (ii) CLIF III, (iii)” and by adding at the end of such definition, following “Permitted Securitization”, “or (iv) a special purpose corporation, partnership, trust, limited liability company or other business entity that is formed by and will remain wholly owned by the Borrower for the sole and exclusive purpose of purchasing or financing assets of the Borrower and/or its Subsidiaries pursuant to a Permitted Securitization described in clause (c) of the definition thereof.”;

(b) The following new definition is hereby added to Section 1.1 of the Agreement immediately following the definition of “Assignment and Acceptance”:

“BA-CA Lease Financing. The lease finance transaction entered into by Interpool Limited as lessee (and subsequently assumed by Interpool Containers Limited) and BA-CA Export Leasing GmbH as lessor pursuant to that certain Lease-Agreement, dated as of September 19, 2000.”;

(c) The following new definitions are hereby added to Section 1.1 of the Agreement immediately following the definition of “CLIF”:

“CLIF II. CLI Funding II LLC , a limited liability company organized under the laws of the State of Delaware.

CLIF II Credit Agreement. That certain Credit Agreement, dated as of July 19, 2007, among CLI Funding II LLC, as borrower, Bear Stearns Corporate Lending Inc., Citigroup Global Markets Inc. and Deutsche Bank Trust Company Americas, as lenders, Citigroup Global Markets Inc., as agent, and the Joint Lead Arrangers party thereto, as such agreement may be amended, restated or otherwise modified from time to time in accordance with its terms.

CLIF II Management Agreement. That certain Management Agreement, dated as of July 19, 2007, between the Borrower and CLIF II, as such agreement may be amended, restated or otherwise modified from time to time in accordance with its terms.

CLIF III. CLI Funding III LLC, a limited liability company organized under the laws of the State of Delaware.”;

(d) The following new definitions are hereby added to Section 1.1 of the Agreement immediately following the definition of “Interest Period”:

“Interpool Acquisition. The transaction contemplated by the Sale Agreement, dated as of July 19, 2007, by and among the Borrower, as Buyer, and Interpool Containers Limited, as Seller.”;

“Interpool Sub-Servicing Agreement. The sub-servicing agreement, dated as of July 19, 2007, among the Borrower, CLIF II and Interpool Container Services, Inc., and relating to the assets that are subject to the terms of the CLIF II Credit Agreement, as such management agreement may be amended, modified or supplemented from time to time in accordance with its terms.”;

(e) The following new definition is hereby added to Section 1.1 of the Agreement immediately following the definition of “Issuing Bank”:

“Japanese Lease Financing. Each of the lease finance transactions entered into by Interpool Limited as lessee (and subsequently assumed by Interpool Containers Limited) that are set forth on Schedule 2 hereto.”;

(f) The following new definition is hereby added to Section 1.1 of the Agreement immediately following the definition of “Joint Lead Arrangers”:

“July 2007 Bridge Financing. The term loan facility in the amount of Four Hundred Five Million Dollars ($405,000,000) evidenced by the CLIF II Credit Agreement.”;

(g) The definition of “Permitted Acquisition” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Acquisition. Each of:

(a) any acquisition by the Borrower or any of its Subsidiaries, in a single transaction or a series of related transactions, through a merger, stock purchase or otherwise, of assets or companies if, (i) the Borrower or its Subsidiary is the surviving or continuing Person, (ii) immediately before and after giving effect thereto, no Default or Event of Default exists or results therefrom, (iii) after giving effect to such acquisition, the Borrower and its Subsidiaries derive and will derive at least 85% of their consolidated revenue from the ownership or management of marine containers or any ancillary, related or complementary business, (iv) all transactions related thereto are consummated in accordance with applicable laws, (v) all actions required to be taken with respect to such acquired or newly formed Subsidiary under §8.14 have been taken, (vi) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with §10.1, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (vii) the Borrower has delivered a certificate to the Agent and each Lender to the effect set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above; and

(b) the Interpool Acquisition.”;

(h) The definition of “Permitted Securitization” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Securitization. Each of the following:

(a) Any secured lending facility entered into by an Additional Securitization Entity solely for the purpose of purchasing or financing assets of the Borrower and/or its Subsidiaries, provided that (i) any Indebtedness incurred in connection with such facility is non-recourse to the Borrower, its other Restricted Subsidiaries and their respective assets, (ii) such Additional Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) such facility has an initial term of not less than seven (7) years, (iv) such facility provides for an initial advance rate of not less than seventy-five percent (75%) of the Net Book Value, determined as of the closing date for such facility, of the Containers and Generators owned by such Additional Securitization Entity, (v) other than the initial Investment in such facility, neither the Borrower nor any of its other Restricted Subsidiaries is required to make additional Investments in connection with such facility, (vi) neither the Borrower nor any of its other Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms (x) not substantially less favorable to the Borrower or such Restricted Subsidiary than the terms set forth in the “Related Documents” (as defined in the Indenture) or (y) no less favorable to the Borrower or such Restricted Subsidiary (as the case may be) than those that might be obtained at that time from Persons that are not Affiliates of the Borrower, (vii) neither the Borrower nor any of its Restricted Subsidiaries (other than such Additional Securitization Entity) has any obligation to maintain such Additional Securitization Entity’s financial condition or cause such Additional Securitization Entity to achieve certain levels of operating results (other than incidental capital costs relating to Containers, Generators, Chassis and Refrigeration Units then owned by such entity and incurred in the ordinary course of business) and (viii) the Borrower and its Subsidiaries are in compliance on a pro forma basis after giving effect to such securitization transaction with § 10.1, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such securitization transaction had occurred on the first day of each relevant period for testing such compliance;

(b) The CLIF II Credit Agreement; and

(c) Any secured lending facility entered into by an Additional Securitization Entity solely for the purpose of purchasing or financing Direct Finance Leases owned or acquired by the Borrower and/or its Subsidiaries, provided that (i) except with respect to any financing that has the benefit of a Recourse Guaranty, any Indebtedness incurred in connection with such facility is non-recourse to the Borrower, its other Restricted Subsidiaries and their respective assets, (ii) such Additional Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) such facility has a maturity date that is not earlier than the Maturity Date, (iv) such facility provides for an initial advance rate of not less than seventy-five percent (75%) nor more than one hundred percent (100%) of the present value, discounted at an interest rate per annum equal to the applicable Direct Finance Lease Rate, of the fixed rental payments payable under such Direct Finance Leases determined as of the Closing Date and (v) the Borrower and its Subsidiaries are in compliance on a pro forma basis after giving effect to such securitization transaction with § 10.1, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such securitization transaction had occurred on the first day of each relevant period for testing such compliance.”

(i) The following new definition is hereby added in Section 1.1 of the Agreement immediately following the definition of “Record”:

“Recourse Guaranty. Any general recourse guarantee by the Borrower or any Restricted Subsidiary of Indebtedness pursuant to a Permitted Securitization of the type described in clause (c) of the definition of such term which is either unsecured or secured solely by a pledge of the Capital Stock of the Additional Securitization Entity entering into such Permitted Securitization.”;

(j) Section 8.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, CLIF, and CLIF II, copies of the unaudited consolidated balance sheet of (i) the Borrower and its Subsidiaries, (ii) CLIF, and (iii) CLIF II, in each case as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower’s, CLIF’s, of CLIF II’s, as the case may be, fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrower and its Subsidiaries, CLIF, or CLIF II, as the case may be, on the date thereof (subject to normal year-end adjustments made in accordance with GAAP and the absence of footnotes);

(k) Clauses (c) and (g) in Section 9.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

“(c) Indebtedness incurred in connection with the acquisition or lease after the date hereof of any real or personal property by the Borrower or such Restricted Subsidiary (including (i) obligations under the Japanese Lease Financing or the BA-CA Lease Financing to the extent constituting Indebtedness, and (ii) Indebtedness evidenced by Capital Leases and Synthetic Leases permitted pursuant to § 9.6 herein), provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and its Restricted Subsidiaries (exclusive of the obligations under the Japanese Lease Financing and the BA-CA Lease Financing to the extent constituting Indebtedness) shall not exceed the aggregate amount of $40,000,000 at any one time and (ii) to the extent that the obligations under the Japanese Lease Financing constitute Indebtedness, such Indebtedness shall not exceed the aggregate amount of $60,000,000 at any one time;

(g) Indebtedness of the Borrower incurred under a Recourse Guaranty issued pursuant to clause (c) of the definition of the term “Permitted Securitization”, in an aggregate amount not to exceed Four Hundred Million Dollars ($400,000,000);”

(l) Section 9.2.1(xvii) of the Agreement is hereby amended by adding immediately following “Permitted Securitization” at the end of such section, “and any pledge of such Voting Stock and/or Capital Stock of any Additional Securitization Entity pursuant to a Recourse Guaranty in connection with a Permitted Securitization of the type described in clause (c) of the definition of such term”;

(m) Section 9.2.1(xviii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(xviii) Liens created pursuant to the terms of the Japanese Lease Financing or the BA-CA Lease Financing; and”;

(n) Section 9.3(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Investments by the Borrower in CLIF and Additional Securitization Entities in connection with Permitted Securitizations, provided that such Investments are used exclusively for the purpose of financing or refinancing Containers, Refrigeration Units, Generators, Chassis and other related assets newly financed or refinanced under such Permitted Securitization.”

(o) Section 9.3(j) of the Agreement is hereby amended to add the words “, the Japanese Lease Financing and the BA-CA Lease Financing” after the words “Synthetic Lease” in the last line thereof.

(p) Section 9.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“9.4. Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payments if a Default or an Event of Default is then continuing or would result from such payment; provided, that (i) the Borrower and its Restricted Subsidiaries may make payments to its Affiliates with respect to services rendered or products delivered to the extent not prohibited by §9.11, (ii) the Borrower and its Restricted Subsidiaries may make payments to its Affiliates (x) in connection with the closing of the Interpool Acquisition, and (y) representing compensation for services rendered to the Borrower pursuant to the terms of the Interpool Sub-Servicing Agreement which does not exceed the management fee received by the Borrower under the CLIF II Management Agreement, and (iii) any direct or indirect, wholly-owned Subsidiary of the Borrower may make Distributions to the Borrower or any Restricted Subsidiary; provided, notwithstanding the foregoing, CLIF may only make Distributions to the Borrower.”;

(q) Section 9.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“9.11 Transactions with Affiliates. Except as expressly permitted under §§9.1, 9.2, 9.3, 9.4 and 9.5, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any transaction with any Affiliate, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business; provided, this Section 9.11 shall not prohibit (a) any of the transactions between (i) the Borrower and CLIF contemplated by the Indenture or any Related

Document, or (ii) the Borrower (or any Subsidiary thereof) and any Additional Securitization Entity in connection with a Permitted Securitization; provided further, that the provision in clause (i) above shall not extend to any amendment, waiver or modification made to the Indenture or any Related Document subsequent to the Closing Date if the effect of such amendment, waiver or modification is to materially decrease (1) the amount of the Management Fee (as defined in the Management Agreement) or (2) the purchase price which is payable to the Borrower for any assets sold by the Borrower under any Related Document, (b) the acquisition or lease of the Containers subject to the Japanese Lease Financing, and the concurrent assumption of the obligations under the Japanese Lease Financing, by the Borrower from Interpool Containers Limited, (c) the acquisition or lease of the Containers subject to the BA-CA Lease Financing, and the concurrent assumption of the obligations under the BA-CA Lease Financing, by the Borrower from Interpool Containers Limited or (d) the payments of management fee payable by Borrower or its Restricted Subsidiaries to its Affiliates pursuant to the terms of the Interpool Sub-Servicing Agreement.”;

(r) Section 9.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

“9.13 Ownership Interest in Unrestricted Subsidiaries. The Borrower agrees that neither it nor any of its Restricted Subsidiaries or Affiliates shall (i) sell, transfer or otherwise dispose of the Voting Stock or Capital Stock of CLIF except for any such sale, transfer or disposition made pursuant to the terms of the CLIF Pledge Agreement, or (ii) create, incur, assume or grant or suffer to exist, directly or indirectly, in favor of any Person (A) any Lien on the Voting Stock or Capital Stock of CLIF other than (x) the Lien created pursuant to the terms of the CLIF Pledge Agreement and (y) Liens permitted pursuant to §9.2.1(ii) and (iv), and (B) any Lien on the Voting Stock of any Unrestricted Subsidiary not covered in clause (A), other than (x) any Lien created by the Borrower with respect to the Voting Stock and/or Capital Stock of any Additional Securitization Entity in connection with a Permitted Securitization pursuant to (I) an agreement that is substantially similar to the CLIF Pledge Agreement or (II) the terms of a Recourse Guaranty and (y) Liens permitted pursuant to §9.2.1(ii) and (iv).”;

(s) Section 10.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“10.1 Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth at any time to be less than the greater of (i) $200,000,000 and (ii) the amount appearing in the consolidated Tangible Net Worth covenant appearing in the July 2007 Bridge Financing (regardless of whether such covenant appears as an Event of Default, Early Amortization Event or Manager Default in such financing).”

(t) Section 16.6 of the Agreement is hereby amended by deleting “Daniel DeBlasio” in clause (a) of such section and inserting in its place “Lisa Leach, Esq.”.

(u) The Agreement is hereby amended to add Schedule 1 hereto as new Schedule 2 to the Agreement.

3. Representations, Warranties and Covenants of the Borrower. To induce the undersigned parties to execute and deliver this Amendment, the Borrower hereby represents, warrants and covenants that:

(a) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment and the Agreement as amended hereby;

(b) The execution, delivery and performance of this Amendment and the Agreement as amended hereby do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(c) This Amendment, when duly executed and delivered by the parties hereto, and the Agreement as amended hereby shall each constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms set forth herein; and

(d) No Default or Event of Default has occurred and is continuing, and no Default or Event of Default shall occur as a result of the execution, delivery and performance of this Amendment and the Agreement as amended hereby.

4. Scope and Effectiveness of Agreement.

(a) This Amendment and the agreements set forth herein shall be effective upon execution and delivery hereof (the “Effective Date”) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) On and after the Effective Date, (i) this Amendment shall become a part of the Agreement and (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement, shall mean and be a reference to the Agreement as amended or modified hereby.

(c) Except as expressly amended or modified hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

(d) Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under the Agreement.

5. Entire Agreement. This Amendment, represents the entire agreement between the parties with respect to the subject matter hereof.

6. Execution in Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. A facsimile counterpart shall be effective as an original.

7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING INTERNATIONAL, LLC)
By:	/s/ David F. Doorley
Name:	David F. Doorley
Title:	Treasurer

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SECOND AMENDMENT TO CLI REVOLVING CREDIT AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent
By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President
By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender
By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President
By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO CLI REVOLVING CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Grainne M. Pergolini
Name:	Grainne M. Pergolini
Title:	Director

SIGNATURE PAGE TO
SECOND AMENDMENT TO CLI REVOLVING CREDIT AGREEMENT